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                                                                        EX-10.10

       AGREEMENT dated as of January 16, 1995, by and between Chelsea Television Studios, Inc., a New York corporation ("CTS"), with an address at 221 West 26th Street, New York, New York 10001, and Access Television Network, Inc., a Delaware corporation ("Customer"), with an address at 2062 Business Center Drive, Suite 230, Irvine, California 92715.

                             W I T N E S S E T H :

       WHEREAS, CTS is in the business of providing playback services and other services as described in Paragraph 1 to its customers upon such terms and conditions as hereinafter set forth; and

       WHEREAS, Customer wishes to obtain the Services of CTS (as hereinafter defined), in connection with Customer's business of providing public access television.

       Now, Therefore, in consideration of the mutual covenants and promises herein contained, it is agreed as follows:

1. Services

A). CTS will provide Customer with playback services (the "Services") as described below:

CTS will provide the Services to Customer during the time and dates listed on
Schedule 1 annexed hereto. The playback facility will be staffed by CTS during all hours of operation. Dedicated telephone access and technical contact is provided twenty-four (24) hours a day.

B). Playback will be provided from three (3) dedicated Betacam SP VCR's. CTS will use its best efforts to ensure that continuity blocks will be seamlessly integrated in accordance with an Access TV provided program log. The playback center will be staffed during all hours of operation.

Additional facilities that will be included as part of the package include:

1 DTMF tone generator/insertor
  Test and processing equipment
1 Spare Beta SP playback VTR
1 Dedicated troubleshooting phone line
1 Dedicated fax line

C). All program master tapes (the "Material") received from Customer will be bar coded, labeled and entered into CTS's computerized library system. CTS will store all active program master tapes and perform necessary traffickinq.
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D). All transportation and insurance costs relating to the shipping of the
Material to and from the Customer will be the responsibility of Customer. CTS will have no responsibility to Customer for the acts of any shippers in the transportation of the Material.

E). The playback and transmissions service will be in compliance with SMPTE standards.

2.1 Pricing

A). In consideration of the Services to be rendered to Customer pursuant to this Agreement, Customer shall pay to CTS the sum of $41,500.00 per month (the "Monthly Fee"), during the Term of this Agreement (as hereinafter defined) and as further set forth in subparagraph (C) below. Included in the Monthly Fee is the sum of $1,500, which CTS has agreed to pay towards the cost of the fiber circuit to HBO/Hauppaugue (the "Circuit Fee"). Any increases in the Circuit Fee or any other hook-up fees shall be borne solely by Customer.

B). The Monthly Fee is computed by CTS exclusive of any federal, state, or local sales, use, excise, gross receipts, or privilege taxes, duties, fees, or similar liabilities (other than the general income or property taxes of CTS) whether charged against or to CTS or to its Customer. Such taxes, fees, etc., shall be paid by the Customer in addition to the Monthly Fee and other expenses allocable to the Customer hereunder.

C). Upon execution of this Agreement, Customer shall pay to CTS an agreed amount equal to $20,750 for the Services for the month of January 1995. On February 1, 1995, Customer shall pay a discounted fee of $20,750 for Services to be rendered during the month of February, 1995. Commencing March 1, 1995 and for all months thereafter during the Term of this Agreement, Customer shall pay the Monthly Fee of $41,500.

D). The Monthly Fee shall be due and payable in advance, without setoff or deduction, on the first day of the month preceding the date that Services are to be rendered by CTS.

E). At Customer's written request, CTS may, but shall not be obligated to, sell all or a portion of any unused time and Services available to Customer to a third party, upon such terms and conditions as CTS, in its sole discretion deems fair and reasonable. CTS will give Customer credit against the Monthly Fee if CTS is able to sell such unused time in such amount as CTS deems commercially reasonable based upon the rates being charged to Customer. In no event shall Customer unilaterally reduce the Monthly Fee without CTS's express prior written consent, which may be withheld at CTS's sole and absolute discretion. This

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subparagraph (E) shall not be applicable nor reduce CTS's rights in the event of a Default by Customer (as set forth in Paragraphs 2.4 and 2.5).

2.3    Term
       ----

       Services shall begin on or about January 18, 1995, at a mutually agreed upon time, and shall terminate on January 15, 1998, unless sooner terminated pursuant to Paragraph 2.4 hereunder (the "Term").

2.4    Termination.
       -----------

       CTS may terminate this Agreement upon the occurrence of any of the events of default set forth in subparagraphs A and B below ("Default") and subject further to the provisions of Paragraph 2.5 below:

       A). Upon nonpayment of any sum owing to the CTS, or upon a violation by Customer of any of the provisions governing the furnishing of Services under this Agreement, CTS may, upon written notification to Customer, without incurring any liability, immediately discontinue the furnishing of Services. Customer shall be deemed to have cancelled Services as of the date of such discontinuance and shall be liable for any cancellation charges as set forth in Paragraphs 2.1 and 2.5 hereof.

       B). i. If Customer refuses to furnish information to CTS regarding the Customer's credit-worthiness, its past or current use of common carrier services or its planned use of Services;

       ii. If Customer provides false information to CTS regarding the Customer's identity or the identity of the Customer's or user's, address, credit-worthiness, past or current use of Services, or its planned use of Services;

       iii. If Customer gives CTS reasonable cause to believe that Customer shall not comply with a request of CTS for reasonable security for the payment of Services;

       iv. If Customer has been given notice by CTS of any past due amount (which remains unpaid in whole or in part) for any of the Services to which the Customer ordered or is liable for pursuant to this Agreement;

       v. If Customer fails to pay CTS any sum due to CTS within five (5) days of its due date;

       vi. If Customer fails to comply with a request by CTS for reasonable security for the payment of Services;

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       vii. If following seven (7) days after sending Customer written notice of any noncompliance by Customer with any nonpayment terms (other than an unlawful use of the Services or the programs to be transmitted) and if such noncompliance with the terms and conditions of this Agreement is not fully corrected within the seven (7) day period;

       viii. If such actions are reasonably appropriate to avoid violation of applicable law; or

       ix. If there is reasonable risk that criminal, civil or administrative proceedings or investigations based upon the transmission contents shall be instituted against CTS or its affiliates.

Upon the occurrence of any of the circumstances constituting a Default under this subparagraph B, CTS without incurring any liability, may discontinue the furnishing of Services to Customer immediately and without notice if CTS deems that such action is necessary to prevent or to protect CTS against fraud or to otherwise protect its personnel, agents, facilities, or the Services.

2.5 Remedies.

       In the event of a Default by Customer, all sums due and owing to CTS by Customer, as well as the balance due under this Agreement for the remainder of the Term (constituting agreed liquidated damages to CTS) shall be paid to CTS. In addition, all amounts due to CTS after Default, shall accrue interest at the rate of twelve percent (12%), plus CTS shall be entitled to receive its costs, court costs, costs of investigation, and reasonable attorneys fees and expenses, in collecting or attempting to collect any Monthly Fees or other charges owed by the Customer.

3.  Representations,  Warranties  and  Agreements of CTS To Customer.

    CTS hereby represents and warrants to the Customer as follows:

       3.1 Organization, Qualification and Good Standing. CTS is a corporation validly existing under the laws of the State of New York.

       3.2 Authorization; Binding Effect. CTS has the power and authority, corporate and otherwise, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by CTS and the consummation and performance by CTS of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate proceedings, and this

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Agreement constitutes the legal, valid and binding obligation of CTS, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general.

       3.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement by CTS and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in the breach or violation of any term or provision of the Articles of Incorporation or By-laws of CTS, or (ii) result in the material breach or violation of any term or provision of, or constitute a material default under, any agreement or instrument or any law or other order of any court or other agency of government to which CTS is a party or by which it or its properties or assets is bound.

4. Representations, Warranties and Agreements of Customer to CTS.

Customer hereby represents and warrants to CTS as follows:

       4.1 Organization, Qualification and Good Standing. The Customer is a corporation duly incorporated, validly existing and subsisting under the laws of the State of Delaware and is duly qualified to do business in all jurisdictions where the nature and conduct of its business requires Customer to be qualified under any such state. Customer does business under the name Access TV, and has the legal right and authority to use such name and to conduct its business under such name.

       4.2 Authorization; Binding Effect. The Customer has full power and authority, corporate and otherwise, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Customer and the consummation and performance by it of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate proceedings, and this Agreement constitutes the legal, valid and binding obligation of the Customer enforceable against it in accordance with its terms

       4.3 Compliance With Other Instruments. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby by the Customer will not (i) conflict with or result in the breach or violation of any term or provision of the Articles of Incorporation or By-laws of the Customer, or (ii) result in the material breach or violation of any term or provision of, or constitute a material default under, any license, agreement or instrument or any law or other order of any court or other agency of government which the Customer is a party

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or by which it or any of its properties or assets are bound.

       4.4 Legal Proceedings. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or to the best of Customer's knowledge threatened, which has or may give rise to any claim against or in respect of any of the Customer's Material or to which CTS will provide its Services.

       4.5 Compliance With Law. Customer is and will be during the Term of this Agreement, in compliance with all government laws, rules, regulations and administrative requirements.

       4.6 Content of Customer's Materials. The Material to be transmitted or serviced by CTS shall not infringe upon the rights of any third party. Customer has and during the Term hereof, will have, all necessary consents, approvals, licenses and other rights from all necessary parties (including government agencies) required for the reproduction, copying, distribution, sale, transmission and reception of such Material.

5. Rules and Regulations.

       5.1 Service Marks. Customer shall not use the service marks, trademarks, or tradenames of CTS or refer to CTS in connection with the Material or Customer's promotion or publication, services, products or equipment, without prior written approval of CTS.

       5.2 Connections and Hook-Ups. The Customer is responsible for taking all necessary legal steps for the interconnection of the Customer's transmissions with third party carriers. The Customer is responsible for securing all licenses, permits, right of ways and other arrangements necessary for such interconnection and transmission and receipt of Customer's Material.

     5.3 Delivery of Material. The Customer shall be responsible for transporting the Material to and from CTS, at Customer's sole cost and expense. All insurance with respect to the transportation of the Material shall be the sole responsibility of Customer. Risk of loss of the Material to and from CTS shall be borne by the Customer.

6. Indemnification.

       6.1 Indemnification By CTS. After the date hereof, CTS shall indemnify Customer against, and hold Customer harmless from, any

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and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, expenses (including interest, penalties and reasonable attorneys' fees, disbursements and court costs), settlements or money judgments asserted against, resulting to, or imposed upon Customer, directly or indirectly, by reason of, or resulting from the breach by CTS of any representation, warranty, covenant, or agreement of CTS contained in or made pursuant to this Agreement or any other document or instrument delivered in connection with this Agreement.

       6.2 Indemnification by Customer. After the date hereof, Customer shall defend, indemnify and hold CTS, its officers, directors, employees, agents, shareholders and affiliates, harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees, interest, penalties and disbursements and court costs), settlements or money judgments asserted against, resulting to, or imposed upon CTS, directly or indirectly, by reason of, or resulting from the breach by Customer of any representation, warranty, covenant, agreement or other obligation of Customer contained in or made pursuant to this Agreement or any other document or instrument delivered in connection with this Agreement, or any claims arising in connection with or relating to the business of Customer or the presence, removal, condition, location or use of the Services or of or relating to the Material or any transmission, or interconnection of such Material with third party providers or carriers or the use or misuse of the subject matter being transmitted or any other claim made against CTS relating to Customer's programming or transmissions

       6.3 Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

7. Limitation of Liability

       7.1 If CTS fails to fulfill its obligations under this Agreement in any material respect, Customer's sole and exclusive remedy shall be the right to terminate this Agreement and receive a pro-rata refund of the fee paid for the then current term for any unexpired portion thereof. In no event shall CTS be liable for any special, indirect or consequential damages or any damages whatsoever resulting from the loss of use, data, or profits, whether in an action based on contract, negligence, or other tortious action, arising out of or in connection with the Services to be rendered by CTS herein.

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       7.2 CTS is not liable for any act or omission of any other company
(including CTS affiliates) , individual, sub-contractor or agent, furnishing a portion of the Services or facilities, equipment, or services associated with such Services.

       7.3 CTS makes no warranties hereunder or with respect to the Services, either express or implied.

       7.4 CTS shall not be liable to Customer for failure to perform any of its obligations hereunder due to conditions beyond its reasonable control, such as by way of example and not limitation, strikes, labor disputes, natural disaster, war, failure of transportation or telecommunications, power outages, equipment failure, disturbances, cable cut, law, order, regulation, direction, action or request of the United States government or of any other government or of any civil or military authority, supplier failures, breaches or delays, or preemption of existing Services or other applicable laws, regulations or orders and the like (the foregoing being collectively referred to as a "force majeure event"). In the event of the occurrence of a force majeure event, the Term of this Agreement shall be suspended during the period in which CTS is unable to perform its obligations hereunder.

8. Notices.

   All notices, demands, claims or other communications under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below or such other addresses as shall be specified by the parties by like notice:

If to CTS:

Chelsea Television Studios, Inc.
221 West 26th Street
New York, New York 10001
Attn: Eric Duke, President
Fax: (212) 255-6644

With a copy to:

Rosen & Tetelman
13 East 37th Street, Ste. 602
New York, New York 10016
Attn: Ted D. Rosen, Esq.
Fax: (212) 679-4363

If to Customer:

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Access Television Network, Inc.
2062 Business Center Drive, Ste. 230
Irvine, California 92715
Attn: Mark Russo, VP-Engineering
Fax: (714) 757-1526

with a copy to:

9. Miscellaneous.

       9.1 Entire Agreement/Waiver. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. No forbearance by either party to enforce any provisions or to give notice of the breach of any provisions of this Agreement shall constitute a waiver of provision of right or to be deemed to effect an amendment or modification of this Agreement.

       9.2 Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York without giving effect to principals of conflict of laws.

       9.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

       9.4 Benefit of Parties, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other party hereto, which consent shall not unreasonably be denied and further subject to CTS's right to assign this Agreement to any of its affiliates without the necessity of obtaining the consent of the Customer.

       9.5 Jurisdiction. The parties hereby consent to the exclusive jurisdiction of the Supreme Court of the State of New

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York and the United States District Court for the Southern District of New York
with respect to the subject matter of this Agreement, and venue for any action arising hereunder shall lie in New York County. The parties hereby waive any and all right to commence any action or proceeding before any other court or judicial body or in anY other venue with respect to the subject matter.

       9.6 Confidentiality. The rates, terms and conditions of this Agreement are confidential, including their respective affiliates, attorneys, and agents, except as required to be disclosed by law, court order or government rule or regulation. The rates, terms and conditions of this Agreement may be voluntarily disclosed by either party, with the prior written consent of the non-disclosing party, which consent may be withheld in the sole discretion of the non-disclosing party. Either party may however, disclose the existence of this Agreement.

       9.7 Counterparts. This Agreement may be executed in several counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       9.8 Further Assurances. Upon the reasonable request of any party hereto made of any other party hereto at any time at or subsequent to the date hereof, such other party shall take such further action, and execute and deliver such further instruments, documents, agreements and certificates as shall reasonably be considered necessary by the party making the request to effectuate, consummate, record, register or perfect the transactions contemplated by this Agreement.

       9.9 Not a Joint Venture or Partnership. This Agreement shall not be construed as creating a joint venture, co-venture or a copartnership between the parties nor result in a joint service offering to their respective customers. Neither party shall have any authority to bind the other or the other's representatives in any way.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

Chelsea Television Studios, Inc.
    /s/ Eric Duke
- --------------------------------
By: Eric Duke
Title: President



Access Television Network, Inc.
    /s/ W.R. Cullen
- --------------------------------
By: W.R. Cullen
Title: Chairman

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